Exhibit 99.1

Press Release
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Reports Financial Results for First Quarter 2009
EPS from Continuing Operations Increased 50% to $0.21
Company Raised the Low-End of Its 2009 Guidance for
EPS from Continuing Operations and Normalized EBITDA
STAMFORD, Conn., May 8, 2009 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for first quarter 2009. In addition, the Company raised the low-end of its guidance for EPS from continuing operations and Normalized EBITDA and reiterated its guidance for revenue and cash flow from operations for full year 2009.
EPS from continuing operations increased 50% to $0.21, net income decreased 7% to $20.0 million, and Normalized EBITDA increased 20% to $48.3 million. See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA. Net income for first quarter 2008 included a $7.0 million benefit related to the results and gain on sale of the Company’s former Vision Events business.
Contract value, a key leading indicator for Gartner’s Research segment, was $760.7 million at March 31, 2009. Excluding the impact of foreign exchange, contract value increased 2% year-over year.
Total revenue for first quarter 2009 was $273.5 million. Excluding the impact of foreign exchange, total revenue increased 1% year-over-year driven by growth in the Company’s Research business.
Gene Hall, Gartner’s chief executive officer, commented, “During first quarter 2009, we continued to grow our Research revenue year-over-year excluding the impact of foreign exchange. This growth, coupled with tight cost controls, generated significantly increased earnings and higher cash flow despite the challenging global economic environment.”
Hall further commented, “With our vast untapped market opportunity, premier brand and services that provide great value to our clients, I remain confident in our prospects for long-term double digit revenue and earnings growth, once global economic activity returns to more normal levels.”
Business Segment Highlights
Research
Revenue for first quarter 2009 was $187.7 million, up 4% year-over-year excluding the impact of foreign exchange. Gross contribution margin improved approximately 3 percentage points year-over-year to 66%.
Contract value, a key leading indicator for Gartner’s Research segment, was $760.7 million at March 31, 2009. Excluding the impact of foreign exchange, contract value increased 2% year-over year.
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Client and wallet retention rates for first quarter 2009 were 80% and 90%, respectively, versus 82% and 97%, respectively, for first quarter 2008. Wallet retention for both periods is now reported excluding the impact of foreign exchange.
In first quarter 2009, the Company eliminated the “Other” revenue line. “Other” revenue and related expenses are now included in the Research segment. In addition, certain expenses that were formerly classified as selling, general & administrative expenses are now presented in cost of services and product development and are included in the Research segment. Corresponding prior period presentations of these revenues and expenses have been reclassified for comparability purposes.
Consulting
Revenue for first quarter 2009 was $70.3 million, down 4% year-over-year excluding the impact of foreign exchange. Gross contribution margin was 38%.
First quarter 2009 utilization was 72% and billable headcount was 470, both unchanged from first quarter 2008. Backlog was $86.7 million at March 31, 2009.
Events
Revenue for first quarter 2009 was $15.5 million, down 18% year-over-year excluding the impact of foreign exchange. Gross contribution margin was 31%.
During first quarter 2009, the Company held 12 events with 2,858 attendees.
Cash Flow and Balance Sheet Highlights
Gartner generated cash from operations of $14.8 million during first quarter 2009, up 4% year-over-year. Capital expenditures were $4.5 million during first quarter 2009 versus $7.5 million in first quarter 2008.
The Company deployed its cash principally to repay debt. As of March 31, 2009, the Company had total debt of $338.0 million and cash of $70.3 million.
Financial Outlook for 2009
Based on its first quarter 2009 results and current business trends, Gartner raised the low-end of its guidance for EPS from continuing operations and Normalized EBITDA and reiterated its guidance for revenue and cash flow from operations for full year 2009. The Company’s 2009 outlook for revenue by segment and total revenue is as follows. The year-over-year change is presented both as reported and excluding the impact of foreign exchange (FX Neutral):

($in millions)	2009 Projected Revenue	% Change as Reported	% Change FX Neutral

Research (1)	$737 – 757	(6%) – (3%)	(2%) – 1%
Consulting	265 – 295	(24%) – (15%)	(21%) – (12%)
Events	98 – 108	(35%) – (28%)	(33%) – (26%)

Total Revenue	$1,100 – 1,160	(14%) – (9%)	(10%) – (6%)
(1)	Projected research revenue includes the revenue of the Company’s “Other” category. For 2008, reported “Other” revenue was $8.3 million.
The Company now targets Normalized EBITDA for full year 2009 of $170 to $200 million and EPS from continuing operations of $0.66 to $0.87, and continues to target cash flow from operations of $100 to $125

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million and capital expenditures of $15 to $20 million. Normalized EBITDA excludes a projected $26 to $28 million of pre-tax expense related to SFAS 123(R).
Conference Call Information
Gartner has scheduled a conference call at 10:00 a.m. ET today, Friday, May 8, 2009, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 90 days following the call.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the indispensable partner to 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,100 associates, including 1,200 research analysts and consultants, and clients in 80 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that normalized EBITDA contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles. This non-GAAP financial measure is provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Normalized EBITDA is based on operating income, excluding depreciation, accretion on obligations related to excess facilities, amortization, SFAS 123 (R) expense, and Other charges.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s projected 2009 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to ability to expand or even retain the Company’s customer base; ability to grow or even sustain revenue from individual customers; ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; ability to pay the Company’s debt obligations; ability to achieve continued

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customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out the Company’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company’s businesses and operations; general economic conditions; and other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Research (a)	$187,688	$191,407	-2%
Consulting	70,319	78,118	-10%
Events	15,526	20,574	-25%

Total revenues	273,533	290,099	-6%
Costs and expenses:
Cost of services and product development (a)	116,644	130,600	-11%
Selling, general and administrative (a)	115,564	126,246	-8%
Depreciation	6,475	6,509	-1%
Amortization of intangibles	399	414	-4%

Total costs and expenses	239,082	263,769	-9%

Operating income	34,451	26,330	31%
Interest expense, net	(4,180)	(4,715)	11%
Other (expense) income, net	(1,246)	523	>100%

Income before income taxes	29,025	22,138	31%
Provision for income taxes	9,029	7,545	20%

Income from continuing operations	19,996	14,593	37%
Income from discontinued operations, net of taxes (b)	—	6,951	-100%

Net income	$19,996	$21,544	-7%

Income per common share:
Basic:
Income from continuing operations	$0.21	$0.15	40%
Income from discontinued operations	—	0.07	-100%

Income per share	$0.21	$0.22	-5%

Diluted:
Income from continuing operations	$0.21	$0.14	50%
Income from discontinued operations	—	0.07	-100%

Income per share	$0.21	$0.21	0%

Weighted average shares outstanding:
Basic	93,898	97,790	-4%
Diluted	95,763	101,363	-6%

(a)	In the first quarter of 2009, the Company eliminated the “Other” revenue line. “Other” revenue and related expenses are now being reported in the Research segment. In addition, certain expenses that were formerly classified as Selling, general and administrative (SG&A) are now presented in Cost of services and product development (COS) and are considered to be expenses of the Research segment.

Corresponding prior period presentations of these revenues and expenses have been reclassified for comparability purposes.

(b)	2008 includes the results and gain on sale of the Vision Events business, which we sold in February 2008.

BUSINESS SEGMENT DATA (a)
(Dollars in thousands)

		Direct	Gross	Contribution
	Revenue	Expense	Contribution	Margin
Three Months Ended 3/31/09
Research (a)	$187,688	$62,957	$124,731	66%
Consulting	70,319	43,299	27,020	38%
Events	15,526	10,743	4,783	31%

TOTAL	$273,533	$116,999	$156,534	57%

Three Months Ended 3/31/08
Research (a)	$191,407	$69,963	$121,444	63%
Consulting	78,118	46,781	31,337	40%
Events (b)	20,574	11,595	8,979	44%

TOTAL	$290,099	$128,339	$161,760	56%

(a)	In the first quarter of 2009, the Company eliminated the “Other” revenue line. “Other” revenue and related expenses are now being reported in the Research segment. In addition, certain expenses that were formerly classified as Selling, general and administrative (SG&A) are now presented in Cost of services and product development (COS) and are considered to be expenses of the Research segment.

Corresponding prior period presentations of these revenues and expenses have been reclassified for comparability purposes.

(b)	Excludes the results of the Vision Events business, which we sold in February 2008.

SELECTED STATISTICAL DATA

	March 31,		March 31,
	2009		2008
Research contract value	$760,704	(a)	$778,405	(a)
Research client retention	80%		82%
Research wallet retention (b)	90%		97%
Research client organizations	10,195		10,153
Consulting backlog	$86,657	(a)	$116,829	(a)
Consulting—quarterly utilization	72%		72%
Consulting billable headcount	470		470
Consulting—average annualized revenue per billable headcount	$410	(a)	$460	(a)
Events—number of events for the quarter (c)	12		12
Events—attendees for the quarter (c)	2,858		5,256

(a)	Dollars in thousands.

(b)	Excludes the impact of foreign exchange.

(c)	Excludes the results of the Vision Events business, which we sold in February 2008.

SUPPLEMENTAL INFORMATION
GAAP to Normalized EBITDA Reconciliation
(in thousands)
Reconciliation — GAAP to Normalized EBITDA (1):

	Three Months Ended
	March 31,
	2009	2008
Net income	$19,996	$21,544
Interest expense, net	4,180	4,715
Other expense (income), net	1,246	(523)
Income from discontinued operations (2)	—	(6,951)
Tax provision	9,029	7,545

Operating income	$34,451	$26,330

Normalizing adjustments:
Depreciation, accretion, and amortization	7,072	7,177
SFAS No. 123(R) stock compensation expense (3)	6,792	6,632

Normalized EBITDA	$48,315	$40,139

(1)	Normalized EBITDA is based on operating income excluding depreciation, accretion on obligations related to excess facilities, amortization of intangibles, Other charges, and SFAS No. 123(R) expense.

(2)	2008 includes the results and gain on sale of the Vision Events business, which we sold in February 2008.

(3)	Stock compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”).